NUVERRA COMMON STOCK TO BEGIN TRADING ON THE OTCQB MARKET
UNDER THE TICKER SYMBOL “NESC”

SCOTTSDALE, Ariz. (January 19, 2016) - Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) today announced that it received notification by NYSE Regulation, Inc. that trading of the Company’s common stock on the New York Stock Exchange (“NYSE”) will be suspended before the opening of trading on January 20, 2016. The NYSE has initiated delisting procedures with respect to the Company’s common stock pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard requiring an average global market capitalization during a consecutive 30 trading-day period of not less than $15.0 million.
The Company also announced that its common shares will be available for trading on the OTCQB Market beginning on January 20, 2016 under the ticker symbol “NESC”. This transition to the OTCQB Market does not affect the Company’s business operations. The Company will continue to file periodic and certain other reports with the Securities and Exchange Commission under applicable federal securities laws.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company's website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include forecasts of growth, revenues, business activity, pricing, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible acquisitions, divestitures, financings, business growth and expansion opportunities, liquidity, availability of capital, ability to access capital markets, cost-management initiatives, expected outcome of litigation and other statements that are not historical facts. Actual results may differ materially from results expressed or implied by these forward-looking statements. All forward-looking statements involve risks and uncertainties, including, difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the

SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
Liz Merritt, VP-Investor Relations & Communications
480-878-7452
ir@nuverra.com